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As filed with the Securities and Exchange Commission on May 12, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PENGROWTH ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Alberta, Canada (Province or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number, if applicable)	None (I.R.S. Employer Identification No., if applicable)

Suite 2100, 222 — Third Avenue S.W.
Calgary, Alberta,
T2P OB4 Canada
(403) 233-0224
(Address and telephone number of Registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Andrew D. Grasby Pengrowth Energy Corporation Suite 2100, 222 — 3rd Avenue S.W. Calgary, Alberta T2P 0B4 Canada 403-233-0224	Shannon M. Gangl Burnet, Duckworth & Palmer LLP 2400, 525 — 8th Avenue S.W. Calgary, Alberta T2P 1G1 Canada 403-260-0100	Andrew J. Foley Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 212-373-3078

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

Province of Alberta, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check the appropriate box below):
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)(2)(4)	Proposed Maximum Aggregate Offering Price(2)(3)(4)	Amount of registration fee(4)

Common Shares

Subscription Receipts

Warrants

Options

Rights

Total	U.S.$826,100,000	U.S.$826,100,000	U.S.$95,992.82

(1)
There are being registered under this Registration Statement such indeterminate number of common shares, subscription receipts, warrants, options and rights of the Registrant as shall have an aggregate offering price not to exceed Cdn.$1,000,000,000. Any security registered under this Registration Statement may be sold separately or together with another security registered under this Registration Statement.
(2)
Based upon the Bank of Canada noon exchange rate, on May 11, 2015 Cdn$1.00 equalled U.S.$0.8261.
(3)
Estimated solely for the purposes of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities registered under this Registration Statement.
(4)
An aggregate registration fee of U.S.$175,856.67 was previously paid in connection with Cdn.$1,500,000,000 of unissued securities registered under the Registration Statement on Form F-10 (File No. 333-171682) initially filed on January 13, 2011 by the Registrant, including U.S.$140,417.44 paid in relation to securities remaining unsold in the offering contemplated by the Registration Statement, which unissued securities are hereby deregistered. Accordingly, pursuant to Rule 457(p) of the U.S. Securities Act of 1933, as amended, U.S.$95,992.82 is being offset against the total registration fee due for this Registration Statement

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

 PART I

INFORMATION REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

I-1

Subject to Completion, dated May 12, 2015

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the United States Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

New Issue	May 12, 2015

Preliminary Short Form Base Shelf Prospectus

PENGROWTH ENERGY CORPORATION

$1,000,000,000

Common Shares
Subscription Receipts
Warrants
Options
Rights

We may, from time to time, offer for sale under this short form prospectus, including any amendments hereto (the "Prospectus") up to $1,000,000,000 (or the equivalent in other currencies or currency units at the time of issue) of: (i) common shares (the "Common Shares"); (ii) subscription receipts, each of which entitles the holder to receive, upon satisfaction of certain release conditions and for no additional consideration, one Common Share (the "Subscription Receipts"); (iii) warrants exercisable to acquire Common Shares (the "Warrants"); (iv) options exercisable to acquire Common Shares (the "Options"); or (v) rights exercisable to acquire, or convertible into, Common Shares (the "Rights") (the Warrants, Options and Rights are collectively referred to as the "Other Convertible Securities", and together with the Common Shares and the Subscription Receipts, the "Securities") during the 25 month period that the receipt for this Prospectus remains effective. We may offer Securities in such amount, and in the case of the Other Convertible Securities with such terms, as we may determine in light of market conditions and other factors that we deem relevant. The specific variable terms of any offering of Securities will be set forth in one or more shelf prospectus supplements (each, a "Prospectus Supplement") including: (i) in the case of Common Shares, the number of Common Shares offered, the issue price (in the event the offering is a fixed price distribution), the manner of determining the issue price (in the case of a non-fixed price distribution), the currency of the issue price and any other terms specific to the Common Shares being offered; and (ii) in the case of Subscription Receipts or Other Convertible Securities, the number of such securities offered, the issue price, the currency of the issue price, the terms, conditions and procedures for the conversion or exercise of such securities, the amount and type of securities that holders thereof will receive upon such conversion or exercise and any other terms specific to the Subscription Receipts or Other Convertible Securities being offered. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the parameters described in this Prospectus.

Neither the United States Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these Securities nor passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offence.

Your ability to enforce civil liabilities under United States federal securities laws may be affected adversely by the fact that we are formed under the laws of the Province of Alberta, all of our directors and officers and most of the experts named in this Prospectus are residents of Canada or otherwise reside outside the United States and a substantial portion of our assets and all or a significant portion of the assets of those persons are located outside of the United States.

We are permitted, under the multi-jurisdictional disclosure system adopted by the United States, to prepare this Prospectus in accordance with Canadian disclosure requirements. You should be aware that such requirements are different from those of the United States. Unless indicated otherwise, financial information in this Prospectus, including the documents incorporated by reference herein, has been prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB"). Thus, our financial statements may not be comparable to the financial statements of United States companies. See "Presentation of Financial and Oil and Gas Reserves and Production Information".

Prospective investors should be aware that the acquisition, holding or disposition of Securities may have tax consequences both in the United States and Canada. This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully. You should read the tax discussion in this Prospectus and any applicable Prospectus Supplement fully, and obtain independent tax advice as necessary.

All information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

Data on oil and gas reserves contained in or incorporated by reference into this Prospectus has been prepared in accordance with Canadian disclosure standards, which are not comparable in all respects to United States disclosure standards. See "Presentation of Financial and Oil and Gas Reserves and Production Information".

The outstanding Common Shares are listed and posted for trading on the New York Stock Exchange ("NYSE") under the symbol "PGH" and on the Toronto Stock Exchange ("TSX") under the symbol "PGF". Any offering of Subscription Receipts or Other Convertible Securities will be a new issue of Securities with no established trading market. There is no market through which the Subscription Receipts or Other Convertible Securities may be sold and purchasers may not be able to resell the Subscription Receipts or Other Convertible Securities purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Subscription Receipts or Other Convertible Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Subscription Receipts or Other Convertible Securities, and the extent of issuer regulation. See "Risk Factors — There may not be an active trading market in the United States and/or Canada for the Subscription Receipts and/or Other Convertible Securities". Unless otherwise specified in the applicable Prospectus Supplement, neither the Subscription Receipts nor the Other Convertible Securities will be listed on any securities exchange.

We may sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell the Securities to one or more purchasers directly pursuant to applicable statutory exemptions, or through agents. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged by us, in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, the method of distribution of such Securities, including, to the extent applicable, the proceeds to us, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale, which prices may vary as between purchasers and during the period of distribution of the Securities.

To the extent permitted by applicable law, in connection with any offering of Securities, the underwriters or dealers, as the case may be, may over-allot or effect transactions intended to fix or stabilize the market price of the Common Shares at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. See "Plan of Distribution".

The return on your investment in Common Shares is not comparable to the return on an investment in a fixed-income security. The recovery of your initial investment is at risk, and the anticipated return on your investment is based on many performance assumptions. Although we intend to declare dividends on the Common Shares, these cash dividends may be reduced or suspended. Dividends are not guaranteed. Our ability to pay dividends and the actual amount distributed will depend on numerous factors including, among other things: solvency tests in the Business Corporations Act (Alberta), our financial performance, debt obligations, restrictive debt covenants, commodity prices, production levels, working capital requirements, future capital requirements and other factors beyond our control, all of which are susceptible to a number of risks. In addition, the market value of the Common Shares may decline as a result of many factors and that decline may be significant. It is important for you to consider the particular risk factors that may affect the industry in which we operate, and therefore the stability of the dividends you would receive. See "Risk Factors". This section also describes our assessment of those risk factors, as well as potential consequences to you if a risk should occur.

The offering of Securities hereunder is subject to approval of certain legal matters on our behalf by Burnet, Duckworth & Palmer LLP, Calgary, Alberta and Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. No underwriter or dealer in Canada or the United States has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

Our principal head office and registered office are each located at 2100, 222 – 3rd Avenue S.W., Calgary, Alberta, Canada, T2P 0B4.

The date of this Prospectus is May 12, 2015.

iv

DEFINITIONS AND OTHER MATTERS

Unless the context otherwise requires, all references in this Prospectus to "Pengrowth", the "Corporation", "we", "us" or "our" means Pengrowth Energy Corporation and its consolidated subsidiaries, any partnership of which Pengrowth and its subsidiaries are the partners and our significant equity investments and joint ventures.

All dollar amounts in this Prospectus and in any Prospectus Supplement are expressed in Canadian dollars, except where otherwise indicated. References to "$" or "Cdn$" are to Canadian dollars and references to "U.S.$" are to United States dollars.

In this Prospectus and in any Prospectus Supplement, the following terms shall have the following meanings:

"1933 Act" means the United States Securities Act of 1933, as amended.

"6.25% Series A Convertible Debentures" means the $115 million original aggregate principal amount of 6.25 percent convertible unsecured subordinated debentures which matured on December 31, 2014.

"6.25% Series B Convertible Debentures" means the $150 million original aggregate principal amount of 6.25 percent convertible unsecured subordinated debentures due March 31, 2017, which are convertible at the option of the holder, at any time, into fully paid Common Shares at a conversion price of $11.5116 per Common Share.

"ABCA" means the Business Corporations Act (Alberta), R.S.A. 2000, c. B-9, including the regulations promulgated thereunder, as amended from time to time.

"Adjusted EBITDA" means earnings before interest, taxes, depletion, depreciation, amortization, accretion, and other non-cash items.

"Annual Financial Statements" has the meaning ascribed thereto under "Documents Incorporated by Reference".

"Annual Information Form" has the meaning ascribed thereto under "Documents Incorporated by Reference".

"Annual MD&A" has the meaning ascribed thereto under "Documents Incorporated by Reference".

"Board of Directors" means our board of directors.

"Canadian GAAP" means generally accepted accounting principles in Canada, which are in effect from time to time and which since January 1, 2011 have been consistent with IFRS as issued by the International Accounting Standards Board.

"Common Shares" means the common shares in our capital.

"Convertible Debentures" means our 6.25% Series A Convertible Debentures and our 6.25% Series B Convertible Debentures.

"DRIP" means our Dividend Reinvestment Plan.

"EDGAR" means the Electronic Data Gathering, Analysis and Retrieval System established by the SEC.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

"forecast prices and costs" means in relation to an issuer, prices and costs that are: (a) generally acceptable as being a reasonable outlook of the future; and (b) if and only to the extent that, there are fixed or presently determinable future prices or costs to which an issuer is legally bound by a contractual or other obligation to supply a physical product, including those for an extension period of a contract that is likely to be extended, those prices or costs rather than the prices and costs referred to in paragraph (a).

"GLJ" means GLJ Petroleum Consultants Ltd., independent petroleum consultants of Calgary, Alberta, Canada.

"gross" with respect to: (i) our interest in production or reserves, refers to our Working Interest share (operated or non-operated) before the deduction of royalties and without including any of our Royalty Interests; (ii) our wells, refers to the total number of wells in which we have an interest; and (iii) our properties, refers to the total area of properties in which we have an interest.

"Information Circular" has the meaning ascribed thereto under "Documents Incorporated by Reference".

"Interim Financial Statements" has the meaning ascribed thereto under "Documents Incorporated by Reference".

"Interim MD&A" has the meaning ascribed thereto under "Documents Incorporated by Reference".

"NAL" means NAL Energy Corporation, a corporation incorporated under the ABCA.

"net" with respect to: (i) our interest in production or reserves, refers to our Working Interest share (operated or non-operated) after the deduction of royalty obligations, plus our Royalty Interests in production or reserves; (ii) our interest in wells, refers to the number of wells obtained by aggregating our Working Interest in each of our gross wells; and (iii) our interest in a property, refers to the total area in which we have an interest multiplied by the Working Interest owned by us.

"NI 51-101" means National Instrument 51-101 — Standards of Disclosure for Oil and Gas Activities.

"NYSE" means the New York Stock Exchange.

"Royalty Interest(s)" means our interest in production and payment that is based on the gross production at the wellhead; a royalty is paid in either cash or kind, but is paid on a value calculated at the wellhead.

"SEC" means the U.S. Securities and Exchange Commission.

"SEDAR" means the System for Electronic Document Analysis and Retrieval established by the provincial securities regulatory authorities in Canada.

"Shareholders" mean the holders from time to time of Common Shares.

"subsidiary" has the meaning ascribed thereto in the ABCA and, for greater certainty, includes all corporations, partnerships and trusts owned, controlled or directed, directly or indirectly, by us.

"TSX" means the Toronto Stock Exchange.

"United States" or "U.S." means the United States, as defined in Rule 902(l) under Regulation S under the 1933 Act.

"U.S. GAAP" means United States generally accepted accounting principles.

"Working Interest" means the percentage of undivided interest, excluding Royalty Interests, held by us in an oil and gas property.

Words importing the singular number only include the plural, and vice versa, and words importing any gender include all genders.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada and with the SEC in the United States. Copies of the documents incorporated herein by reference may be obtained on request without charge from our secretary at 2100, 222 – 3rd Avenue S.W., Calgary, Alberta T2P 0B4 (telephone: 1-800-223-4122) and are also available electronically at www.sedar.com and in the United States through EDGAR at the SEC's website at www.sec.gov.

The following documents of the Corporation, filed with securities commissions or similar authorities in each of the provinces of Canada and the SEC are incorporated by reference into this Prospectus:

(a)
our unaudited consolidated financial statements for the three months ended March 31, 2015, together with the notes thereto and filed on SEDAR on May 7, 2015 (the "Interim Financial Statements");

(b)
our management's discussion and analysis of operating and financial results for the three months ended March 31, 2015 (the "Interim MD&A");

(c)
our annual information form for the year ended December 31, 2014, dated February 26, 2015 (the "Annual Information Form");

(d)
our audited consolidated financial statements as at December 31, 2014 and 2013 and for the years then ended, together with the notes thereto and the auditor's report thereon (the "Annual Financial Statements");

(e)
our management's discussion and analysis of operating and financial results for the year ended December 31, 2014 (the "Annual MD&A");

(f)
our information circular and proxy statement dated April 30, 2014 relating to our annual meeting of Shareholders held on June 24, 2014 (the "Information Circular"); and

(g)
the supplemental unaudited disclosures about oil and gas producing activities required under U.S. GAAP, which was filed on SEDAR under the category "Other" on February 26, 2015.

Any annual information form, audited consolidated financial statements (together with the auditor's report thereon) and related management's discussion and analysis, information circular, material change reports, business acquisition reports and any interim unaudited consolidated financial statements and related management's discussion and analysis subsequently filed by us with the securities commissions or similar regulatory authorities in the relevant provinces and territories of Canada after the date of this Prospectus and prior to the termination of the offering of any Securities under any Prospectus Supplement shall be deemed to be incorporated by reference into this Prospectus. In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished to the SEC after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part. In addition, any document filed by us with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, which specifically states that it is intended to be incorporated by reference in the registration statement of which this Prospectus forms a part, shall be deemed to be incorporated by reference in such registration statement.

Any statement contained in this Prospectus or in a document (or part thereof) incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to be incorporated by reference herein or to constitute a part of this Prospectus.

Upon a new annual information form and related annual financial statements and the accompanying management's discussion and analysis being filed by us with, and where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form and all annual financial statements, interim financial statements and the accompanying management's discussion and analysis and material change reports filed prior to the commencement of the financial year in which the new annual information form is filed and all business acquisition reports for acquisitions completed since the beginning of the financial year in respect of which the annual information form is filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon interim consolidated financial statements and the accompanying management's discussion and analysis being filed by us with the applicable securities regulatory authorities during the currency of this Prospectus, all interim consolidated financial statements and the accompanying management's discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated in this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon a new management information circular and proxy statement relating to an annual meeting of Shareholders being filed by us with the applicable securities regulatory authorities during the currency of this Prospectus, the management information circular and proxy statement for the preceding annual meeting of Shareholders shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

One or more Prospectus Supplements containing the specific variable terms for an issue of Securities and other information in relation to such Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement solely for the purposes of the offering of the Securities covered by any such Prospectus Supplement.

You should rely only on the information contained in, or incorporated by reference into, this Prospectus or any Prospectus Supplement and on the other information included in the registration statement of which this Prospectus forms a part. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these Securities in any jurisdiction where the offer is not permitted by law.

 FORWARD-LOOKING STATEMENTS

This Prospectus, including certain documents incorporated by reference in this Prospectus, contains forward-looking statements within the meaning of securities laws, including the "safe harbour" provisions of Canadian securities legislation and the United States Private Securities Litigation Reform Act of 1995. Forward-looking information is often, but not always, identified by the use of words such as "anticipate", "believe", "expect", "plan", "intend", "forecast", "target", "project", "guidance", "may", "will", "should", "could", "estimate", "predict" or similar words suggesting future outcomes or language suggesting an outlook. Forward-looking statements in this Prospectus and certain documents incorporated by reference into this Prospectus include, but are not limited to, potential future issuances of securities and the terms thereof and the use of the net proceeds received from any such sale of securities. Statements relating to reserves and resources are forward-looking statements, as they involve the implied assessment, based on certain estimates and assumptions that the reserves and resources described exist in the quantities predicted or estimated and can profitably be produced in the future. See also "Forward-Looking Statements" in the Annual Information Form and "Advisory Regarding Forward-Looking Statements" in the management's discussion and analysis of financial results of the Corporation with respect to the Annual Financial Statements which are incorporated by reference into this Prospectus and which are available on the SEDAR website at www.sedar.com and through EDGAR at the SEC's website at www.sec.gov for further information with respect to forward-looking statements.

Forward-looking statements and information are based on our current beliefs as well as assumptions made by, and information currently available to, us concerning anticipated financial performance, business prospects, strategies, regulatory developments, future oil and natural gas commodity prices and differentials between light, medium and heavy oil prices, future oil and natural gas production levels, future exchange rates, the proceeds of anticipated divestitures, the amount of future cash dividends paid by us, the cost of expanding our property holdings, our ability to obtain equipment in a timely manner to carry out development activities, our ability to market our oil and gas successfully to current and new customers, the impact of increasing competition, our ability to obtain financing on acceptable terms, and our ability to add production and reserves through our acquisition, development and exploration activities. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that predictions, forecasts, projections and other forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to: the volatility of oil and gas prices; production and development costs and capital expenditures; the imprecision of reserve estimates and estimates of recoverable quantities of oil, natural gas and liquids; our ability to replace and expand oil and gas reserves; environmental claims and liabilities; incorrect assessments of value when making acquisitions; increases in debt service charges; the loss of key personnel; the marketability of production; defaults by third party operators; unforeseen title defects; fluctuations in foreign currency and exchange rates; inadequate insurance coverage; counterparty risk; compliance with environmental laws and regulations; changes in tax and royalty laws; and our ability to access external sources of debt and equity capital. Further information regarding these factors may be found under the heading "Risk Factors" in this Prospectus, under the heading "Risk Factors" in the Annual Information Form, under the heading "Business Risks" in the Corporation's Management's Discussion and Analysis for the year ended December 31, 2014, and in our most recent consolidated financial statements, management information circular, quarterly reports, material change reports and news releases.

Readers are cautioned that the foregoing list of factors that may affect future results is not exhaustive. When relying on our forward-looking statements to make decisions with respect to us, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Furthermore, the forward-looking statements contained in this Prospectus are made as of the date of this document and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The forward-looking statements contained in this Prospectus, including the documents incorporated by reference herein, are expressly qualified by this cautionary statement.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-10 of which this Prospectus forms a part. This Prospectus does not contain all the information set out in the registration statement. For further information about us and the Securities, please refer to the registration statement.

We are subject to the information requirements of the Exchange Act and applicable Canadian securities legislation, and in accordance with those requirements, we file and furnish reports, and other information with the SEC and with the securities regulatory authorities of the provinces of Canada. Under the multi-jurisdictional disclosure system adopted by the United States and Canada, generally we may prepare these reports and other information in accordance with the disclosure requirements of Canada. These requirements are different from those of the United States. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers and directors, and our Shareholders holding 10% or more of our Common Shares, are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The reports and other information filed and furnished by us with the SEC may be read and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Copies of the same documents can also be obtained from the public reference room of the SEC in Washington by paying a fee. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website (www.sec.gov) that makes available reports and other information that we file electronically with it, including the registration statement that we have filed with respect to this offering.

Copies of reports, statements and other information that we file with the Canadian provincial securities regulatory authorities are electronically available through the SEDAR website at www.sedar.com.

ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS OR COMPANIES

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against a person that resides outside of Canada, even if the party has appointed an agent for service of process.

We are a corporation formed under, and governed by, the laws of the Province of Alberta, Canada and our principal place of business is in Canada. All of our directors and officers and most of the experts named in this Prospectus are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets and our assets are located outside the United States. As a result, it may be difficult for investors in the United States to effect service of process within the United States upon those directors, officers and experts who are not residents of the United States or to enforce against them judgments of United States courts based upon civil liability under the United States federal securities laws or the securities laws of any state within the United States.

We have been advised by our Canadian counsel, Burnet, Duckworth & Palmer LLP, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws. We have appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent in the United States upon whom service of process against us may be made in any action based on this Prospectus.

We filed with the SEC, concurrently with the initial filing of the registration statement on Form F-10 of which this Prospectus forms a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed Puglisi & Associates as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of Common Shares under this Prospectus.

NON-GAAP MEASUREMENTS

In this Prospectus and the documents incorporated by reference herein, we refer to certain financial measures (such as operating netbacks, Adjusted EBITDA, total debt to total capitalization, adjusted net (loss) income, payout ratio and cash general and administrative ("G&A") expense) which do not have any standardized meaning prescribed by Canadian GAAP and are considered non-GAAP measures. While operating netback, Adjusted EBITDA, total debt to total capitalization, adjusted net (loss) income and payout ratio are commonly used in the oil and gas industry, our determination of these measures may not be comparable with calculations of similar measures for other issuers.

Operating netbacks do not have standardized meanings prescribed by Canadian GAAP. Our operating netbacks have been calculated by taking balances directly from our financial statements divided by production.

We monitor our capital structure using non-GAAP financial metrics. The two metrics we use are total debt to the trailing twelve months Adjusted EBITDA and total debt to total capitalization. Total debt is the sum of working capital and long term debt (including our Convertible Debentures) and total capitalization is the sum of our total debt and Shareholders' equity.

We believe that, in addition to net income (loss), adjusted net income (loss) is a useful supplemental measure as it reflects the underlying performance of our business activities by excluding the after tax effect of non-cash commodity, power and interest mark to market gains and losses, non-cash mark to market gains and losses on investments, unrealized foreign exchange gains and losses and gains on acquisitions, as applicable, that may significantly impact net income (loss) from period to period.

Payout ratio and net payout ratio are terms used to evaluate our financial flexibility and the capacity to fund dividends. Payout ratio is defined on a percentage basis as dividends declared divided by funds flow from operations. Net payout ratio is calculated as dividends declared net of proceeds from our DRIP divided by funds flow from operations.

We believe that segregating general and administrative expenses into cash and non-cash expenses is useful to the reader, as non-cash expenses only affect net income (loss) but not funds flow from operations.

PRESENTATION OF FINANCIAL AND OIL AND GAS RESERVES
AND PRODUCTION INFORMATION

Unless indicated otherwise, financial information in this Prospectus, including the documents incorporated by reference herein, has been prepared in accordance with IFRS. IFRS differs in some significant respects from U.S. GAAP and thus these financial statements may not be comparable to the financial statements of U.S. companies.

The securities regulatory authorities in Canada have adopted NI 51-101, which imposes oil and gas disclosure standards for Canadian public issuers engaged in oil and gas activities.

NI 51-101 permits oil and gas issuers, in their filings with Canadian securities regulators, to disclose not only proved, probable and possible reserves but also resources, and to disclose reserves and production on a gross basis before deducting royalties. Probable reserves, possible reserves and resources, are of a higher risk and are less likely to be accurately estimated or recovered than proved reserves. We are permitted to disclose reserves and resources in accordance with Canadian securities law requirements and the disclosure in the documents incorporated by reference herein or in a Prospectus Supplement may include reserves designated as probable reserves, possible reserves and resources.

The SEC definitions of proved, probable and possible are different than NI 51-101; therefore, proved, probable and possible reserves disclosed in the documents incorporated by reference into this Prospectus and/or a Prospectus Supplement may not be comparable to United States standards. The SEC currently requires U.S. oil and gas companies, in their filings with the SEC, to disclose only proved reserves after the deduction of royalties and interests of others but permits the optional disclosure of probable and possible reserves. In addition, SEC's guidelines prohibit disclosure of resources.

Moreover, as permitted by NI 51-101, we have determined and disclosed the net present value of future net revenue from our reserves using only forecast prices and costs. The SEC requires that reserves and related future net revenue be estimated based on historical 12-month average prices, but permits the optional disclosure of revenue estimates based on different price and cost criteria, including standardized future prices or management's own forecasts.

Additional information prepared in accordance with U.S. GAAP with respect to supplemental unaudited disclosures about oil and gas producing activities is incorporated herein by reference.

Unless otherwise stated, all of the reserves and resources information contained in the documents incorporated herein by reference, have been calculated and reported in accordance with NI 51-101.

PENGROWTH ENERGY CORPORATION

We were formed as a result of the amalgamation on January 1, 2013 of the Corporation with its then wholly-owned subsidiaries NAL, NAL Properties Inc. and NAL Canada West Inc., pursuant to the ABCA to form "Pengrowth Energy Corporation". We acquired NAL on May 31, 2012.

The Corporation was originally incorporated pursuant to the ABCA on October 4, 2010 as 1562803 Alberta Ltd. and changed its name to Pengrowth Energy Corporation on December 2, 2010. The Corporation is the successor to Pengrowth Energy Trust, following the completion of the conversion of Pengrowth Energy Trust from an income trust to a corporate structure pursuant to a plan of arrangement involving Pengrowth Energy Trust, Pengrowth Corporation, Esprit Energy Trust, Pengrowth Holding Trust, 1552168 Alberta Ltd., Monterey Exploration Ltd., the Corporation, the Unitholders and the holders of Exchangeable Shares completed on January 1, 2011 under the ABCA.

The head office and registered office of the Corporation is located at 2100, 222 – 3rd Avenue S.W., Calgary, Alberta, Canada, T2P 0B4.

For a description of the general development of our business over the last three completed financial years, see the section of the Annual Information Form entitled "Pengrowth Energy Corporation — General Development of the Business" which is incorporated by reference in this Prospectus.

RECENT DEVELOPMENTS

Director Appointment

On April 14, 2015, we announced the appointment of Mr. Jamie C. Sokalsky to our Board of Directors. Mr. Sokalsky was, from June 2012 to September 2014, the President and Chief Executive Officer of Barrick Gold Corporation and prior thereto, he was Executive Vice-President and Chief Financial Officer of Barrick Gold Corporation.

Executive Officer Departures and Appointments

On April 28, 2015, we announced the departure of Marlon McDougall, Chief Operating Officer to pursue other opportunities and the retirement of Jim Causgrove, Senior Vice President, Operations and Engineering effective July 1, 2015. On May 7, 2015, Steve De Maio and Randy Steele were appointed as Senior Vice President, Thermal Operations and Senior Vice President, Conventional Operations, respectively.

 USE OF PROCEEDS

The net proceeds to be derived from the sale of Securities will be the issue price less any commission paid in connection therewith and the expenses relating to the particular offering of Securities. Unless otherwise indicated in a Prospectus Supplement relating to a particular offering of Securities, we intend to use the net proceeds from the sale of Securities for general business purposes, to repay indebtedness and/or to, directly or indirectly, finance future growth opportunities and capital expenditures. The amount of net proceeds to be used for any such purposes will be set forth in a Prospectus Supplement. We may invest funds which we do not immediately use. Such investments may include short-term marketable investment grade securities. We may, from time to time, issue securities (including debt securities) other than pursuant to this Prospectus.

PLAN OF DISTRIBUTION

We may sell Securities: (i) to underwriters or dealers purchasing as principal; (ii) directly to one or more purchasers pursuant to applicable statutory exemptions; or (iii) through agents in Canada, the United States and elsewhere where permitted by law, for cash or other consideration. Only those underwriters, dealers or agents named in a Prospectus Supplement will be the underwriters, dealers or agents in connection with the Securities offered thereby.

The Prospectus Supplement relating to a particular offering of Securities will set forth the terms of the offering of the Securities including, to the extent applicable, the name or names of any underwriters, dealers or agents, any fees, discounts or other remuneration payable to such underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, and the purchase price of, the form of consideration for the Securities and the proceeds to be received by us, the offering price for the Securities (or the manner of determination thereof if offered on a non-fixed price basis) and any securities exchanges on which the Securities may be listed. The distribution of Securities may be effected from time to time in one or more transactions at fixed prices or at market prices prevailing at the time of sale, which prices may vary between purchasers and during the period of distribution of the Securities. Without limiting the generality of the foregoing, we may also issue some or all of the Securities offered by this Prospectus in exchange for securities or assets of other entities, which we may acquire in the future.

If underwriters purchase Securities as principal, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The Securities may also be sold directly by us at prices and upon terms agreed to by the purchaser and us or through agents designated by us from time to time. Any agent involved in the offering and sale of the Securities pursuant to this Prospectus will be named, and any commissions payable by us to that agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent would be acting on a best efforts basis for the period of its appointment.

We may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered by this Prospectus. Any such commission will be paid out of our general funds.

Any offering of Subscription Receipts or Other Convertible Securities will be a new issue of Securities with no established trading market. There is no market through which the Subscription Receipts or Other Convertible Securities may be sold and purchasers may not be able to resell the Subscription Receipts or Other Convertible Securities purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Subscription Receipts or Other Convertible Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Subscription Receipts or Other Convertible Securities, and the extent of issuer regulation. See "Risk Factors — There may not be an active trading market in the United States and/or Canada for the Subscription Receipts and/or Other Convertible Securities". Certain dealers may make a market in the Subscription Receipts or Other Convertible Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Subscription Receipts or Other Convertible Securities or as to the liquidity of the trading market, if any, for the Subscription Receipts or Other Convertible Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Subscription Receipts will not be listed on any securities exchange.

Underwriters, dealers or agents who participate in the distribution of Securities under this Prospectus may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under securities legislation including liabilities under the United States Securities Act of 1933, as amended, and applicable securities legislation in Canada, or contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

To the extent permitted by applicable law, in connection with any offering of Common Shares under this Prospectus and any Prospectus Supplement, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of our Common Shares offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

DESCRIPTION OF COMMON SHARES

We are authorized to issue an unlimited number of Common Shares, of which, as at May 11, 2015, there were approximately 540 million Common Shares issued and outstanding.

Holders of our Common Shares are entitled to notice of, to attend and to one vote per share held at any meeting of our Shareholders (other than meetings of a class or series of our shares other than the Common Shares as such).

Holders of our Common Shares will be entitled to receive dividends as and when declared by our Board of Directors on our Common Shares as a class, subject to prior satisfaction of all preferential rights to dividends attached to shares of other classes of our shares ranking in priority to the Common Shares in respect of dividends.

Holders of our Common Shares will be entitled in the event of any liquidation, dissolution or winding-up of us, whether voluntary or involuntary, or any other distribution of our assets among our Shareholders for the purpose of winding-up our affairs, and subject to prior satisfaction of all preferential rights to return of capital on dissolution attached to all shares of other classes of our shares ranking in priority to the Common Shares in respect of return of capital on dissolution, to share rateably, together with the holders of shares of any other class of our shares ranking equally with the Common Shares in respect of return of capital on dissolution, in such assets of the corporation as are available for distribution.

DESCRIPTION OF SUBSCRIPTION RECEIPTS AND OTHER CONVERTIBLE SECURITIES

Subscription Receipts and Other Convertible Securities may be offered separately or together with Common Shares. The applicable Prospectus Supplement will include details of the agreement or other instrument pursuant to which such Subscription Receipts or Other Convertible Securities will be created and issued.

The Subscription Receipts will be issued under a subscription receipt agreement. A Subscription Receipt is a security that will entitle the holder to receive a Common Share and/or Other Convertible Security upon the completion of a transaction, typically an acquisition by us of the assets or securities of another entity. Subsequent to the offering of Subscription Receipts, the subscription proceeds for the Subscription Receipts are held in escrow by the designated escrow agent, pending the completion of the transaction. Holders of Subscription Receipts are not Shareholders. Holders of Subscription Receipts are only entitled to receive Common Shares and/or Other Convertible Securities upon the surrender of their Subscription Receipts to the escrow agent or to a return of the subscription price for the Subscription Receipts together with any payments in lieu of interest or other income earned on the subscription proceeds.

The particular terms and provisions of Subscriptions Receipts or Other Convertible Securities offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Subscription Receipts or Other

Convertible Securities. This description will include, where applicable: (i) the number of Subscription Receipts or Other Convertible Securities; (ii) the price at which the Subscription Receipts or Other Convertible Securities will be offered; (iii) the terms, conditions and procedures for the conversion or exercise of Other Convertible Securities into or for Common Shares and/or Other Convertible Securities or pursuant to which the holders of Subscription Receipts will become entitled to receive Common Shares and/or Other Convertible Securities; (iv) the number of Common Shares or other securities that may be obtained upon exercise of each Subscription Receipt or Other Convertible Security, as applicable; (v) the designation and terms of any other securities with which the Subscription Receipts or Other Convertible Securities will be offered, if any, and the number of Subscription Receipts or Other Convertible Securities that will be offered with each security; (vi) the terms applicable to the gross proceeds from the sale of such Securities plus any interest earned thereon; (vii) the material income tax consequences of owning, holding and disposing of such Securities; and (viii) any other material terms and conditions of the Subscription Receipts or Other Convertible Securities.

We will not offer Warrants for sale separately to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the applicable Prospectus Supplement containing the specified terms of the Warrants to be offered separately is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the Warrants will be offered for sale.

OTHER MATTERS RELATING TO THE SECURITIES

General

The Securities may be issued in certificated form or in book-entry form or both.

Certificated Form

Securities issued in certificated form will be registered in the name of the purchaser or its nominee on the registers maintained by our transfer agent and registrar or the applicable trustee.

Book-Entry Only Form

Securities issued in "book-entry only" form must be purchased, transferred or redeemed through participants in a depository service of a depository identified in the Prospectus Supplement for the particular offering of Securities. Each of the underwriters, dealers or agents, as the case may be, named in the Prospectus Supplement will be a participant of the depository. On the closing of a book-entry only offering, we will cause a global certificate or certificates representing the aggregate number of Securities subscribed for under such offering to be delivered to, and registered in the name of, the depository or its nominee. Except as described below, no purchaser of Securities will be entitled to a certificate or other instrument from us or the depository evidencing that purchaser's ownership thereof, and no purchaser will be shown on the records maintained by the depository except through a book-entry account of a participant acting on behalf of such purchaser. Each purchaser of Securities will receive a customer confirmation of purchase from the registered dealer from which the Securities are purchased in accordance with the practices and procedures of such registered dealer. The practices of registered dealers may vary, but generally customer confirmations are issued promptly after execution of a customer order. The depository will be responsible for establishing and maintaining book-entry accounts for its participants having interests in the Securities. Reference in this Prospectus to a holder of Securities means, unless the context otherwise requires, the owner of the beneficial interest in the Securities.

If we determine, or the depository notifies us in writing, that the depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and we are unable to locate a qualified successor, or if we at our option elect, or are required by law, to terminate the book-entry system, then the Securities will be issued in certificated form to holders or their nominees.

Transfer, Conversion or Redemption of Securities

Certificated Form

Transfer of ownership, conversion or redemptions of Securities held in certificated form will be effected by the registered holder of the Securities in accordance with the requirements of our transfer agent and registrar and the terms of the indenture or certificates representing such Securities, as applicable.

Book-Entry Only Form

Transfer of ownership, conversion or redemptions of Securities held in book-entry only form will be effected through records maintained by the depository or its nominee for such Securities with respect to interests of participants, and on the records of participants with respect to interests of persons other than participants. Holders who desire to purchase, sell or otherwise transfer ownership of or other interests in the Securities may do so only through participants. The ability of a holder to pledge a Security or otherwise take action with respect to such holder's interest in a Security (other than through a participant) may be limited due to the lack of a physical certificate.

Payments and Notices

Certificated Form

As applicable, any payment of principal, a redemption amount, a dividend and interest on a Security will be made by us, and any notices in respect of a Security will be given by us, directly to the registered holder of such Security, unless the applicable indenture in respect of such Security provides otherwise.

Book-Entry Only Form

As applicable, any payment of principal, a redemption amount, a dividend and interest on a Security will be made by us to the depository or its nominee, as the case may be, as the registered holder of the Security and we understand that such payments will be credited by the depository or its nominee in the appropriate amounts to the relevant participants. Payments to holders of Securities of amounts so credited will be the responsibility of the participants.

As long as the depository or its nominee is the registered holder of the Securities, the depository or its nominee, as the case may be, will be considered the sole owner of the Securities for the purposes of receiving notices or payments on the Securities. In such circumstances, our responsibility and liability in respect of notices or payments on the Securities is limited to giving or making payment of any principal, redemption, dividend and interest due on the Securities to the depository or its nominee.

Each holder must rely on the procedures of the depository and, if such holder is not a participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights with respect to the Securities.

We understand that under existing industry practices, if we request any action of holders or if a holder desires to give any notice or take any action which a registered holder is entitled to give or take with respect to any Securities issued in book-entry only form, the depository would authorize the participant acting on behalf of the holder to give such notice or to take such action, in accordance with the procedures established by the depository or agreed to from time to time by us, any trustee and the depository. Accordingly, any holder that is not a participant must rely on the contractual arrangement it has directly, or indirectly through its financial intermediary, with its participant to give such notice or take such action.

We, the underwriters, dealers or agents and any trustee identified in a Prospectus Supplement relating to an offering of Securities in book-entry only form, as applicable, will not have any liability or responsibility for: (i) records maintained by the depository relating to beneficial ownership interest of the Securities held by the depository or the book-entry accounts maintained by the depository; (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership; or (iii) any advice or representation made by or with respect to the depository and contained in the Prospectus Supplement or in any indenture relating to the rules and regulations of the depository or any action to be taken by the depository or at the directions of the participants.

PRIOR SALES

The following is a description of prior sales of Common Shares and securities convertible into Common Shares during the period commencing January 1, 2014 and ending May 11, 2015:

(a)
12,200,889 Common Shares were issued pursuant to our DRIP for aggregate consideration of approximately $62.85 million, of which 9,165,419 Common Shares for aggregate consideration of approximately $51.87 million were issued during the year ended December 31, 2014 and 3,035,470 Common Shares for aggregate consideration of approximately $10.98 million were issued from January 1, 2015 to May 11, 2015;

(b)
4,033,136 Common Shares were issued pursuant to outstanding restricted share units, of which 1,706,142 Common Shares were issued during the year ended December 31, 2014 and 2,326,994 Common Shares were issued from January 1, 2015 to May 11, 2015;

(c)
5,784,608 restricted share units were granted under our long term incentive plan, of which 2,360,939 restricted share units were issued during the year ended December 31, 2014 and 3,423,669 restricted share units were issued from January 1, 2015 to May 11, 2015;

(d)
1,159,102 Common Shares were issued pursuant to outstanding performance share units, of which 275,480 Common Shares were issued during the year ended December 31, 2014 and 883,622 Common Shares were issued from January 1, 2015 to May 11, 2015;

(e)
4,598,445 performance share units were granted under our long term incentive plan, of which 1,916,079 performance share units were issued during the year ended December 31, 2014 and 2,682,366 performance share units were issued from January 1, 2015 to May 11, 2015;

(f)
257,391 Common Shares were issued pursuant to outstanding share unit options for aggregate consideration of approximately $1.57 million during the year ended December 31, 2014 and no Common Shares have subsequently been issued as of the date hereof;

(g)
2,575 Common Shares were issued pursuant to outstanding deferred entitlement units, during the year ended December 31, 2014 and no Common Shares have subsequently been issued as of the date hereof; and

(h)
52 Common Shares were issued pursuant to conversion of 6.25% Series A Convertible Debentures during the year ended December 31, 2014.

PRICE RANGE AND TRADING VOLUME OF THE SECURITIES

Common Shares

Our Common Shares are listed and posted for trading on the TSX and the NYSE under the trading symbol "PGF" and "PGH", respectively. The following table sets forth certain trading information for the Common Shares in Canada and the United States for the periods indicated.

	Canada			United States
	Price Range			Price Range
	High ($)	Low ($)	Volume Traded	High (U.S.$)	Low (U.S.$)	Volume Traded
2014
March	7.53	6.60	18,433,694	6.79	5.95	32,476,327
April	7.23	6.69	12,744,135	6.59	6.07	19,609,157
May	7.42	6.82	14,059,751	6.80	6.28	23,613,514
June	7.78	6.85	15,087,286	7.20	6.30	27,056,098
July	7.70	6.88	12,386,451	7.22	6.32	24,385,064
August	7.09	6.55	14,146,464	6.51	5.98	25,326,337
September	6.95	5.78	17,301,885	6.37	5.15	34,213,311
October	5.85	4.22	42,314,189	5.22	3.74	69,799,602
November	4.63	3.72	60,501,674	4.09	3.27	64,530,621
December	4.01	2.77	57,765,784	3.45	2.42	98,232,397
2015
January	3.82	3.15	53,515,761	3.25	2.49	73,145,752
February	4.48	3.47	29,177,299	3.61	2.75	55,365,515
March	4.11	3.25	28,006,781	3.29	2.55	45,872,339
April	4.30	3.75	27,700,885	3.53	2.98	36,489,074
May (1 to 11)	4.11	3.66	8,907,274	3.41	3.01	10,671,565

On May 11, 2015, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares was $3.89 on the TSX and U.S.$3.22 on the NYSE (as reported by such stock exchanges).

Convertible Debentures

The 6.25% Series A Convertible Debentures were listed and posted for trading on the TSX under the symbol "PGF.DB.A" until their maturity on December 31, 2014. The 6.25% Series B Convertible Debentures are listed and posted for trading on the TSX under the symbol "PGF.DB.B". The following sets forth certain trading information for the 6.25% Series A Convertible Debentures and the 6.25% Series B Convertible Debentures for the periods indicated.

	6.25% Series A Convertible Debentures			6.25% Series B Convertible Debentures
	Price Range			Price Range
	High ($)	Low ($)	Volume Traded	High ($)	Low ($)	Volume Traded
2014
March	103.33	102.29	1,024,000	104.39	103.79	684,000
April	102.63	101.90	1,153,000	104.50	103.53	838,000
May	102.35	101.80	1,615,000	105.00	104.50	273,000
June	101.95	101.50	2,689,000	105.36	104.55	452,000
July	102.00	101.50	881,000	105.50	104.51	610,000
August	101.57	101.21	960,000	105.00	104.61	313,000
September	101.43	100.50	1,823,000	105.50	104.00	2,657,000
October	101.05	100.21	5,106,000	104.50	101.67	795,000
November	100.64	100.16	9,290,000	103.00	100.00	2,859,333
December	100.20	99.94	2,644,000	100.49	89.95	4,925,000
2015
January	—	—	—	99.88	89.73	5,139,000
February	—	—	—	96.55	93.30	3,921,500
March	—	—	—	96.50	94.10	1,290,000
April	—	—	—	97.95	95.00	1,638,000
May (1 to 11)	—	—	—	98.35	97.50	881,000

RISK FACTORS

An investment in the Securities is subject to various risks including those risks inherent to our business. If any of these risks occur, our production, revenues and financial condition could be materially harmed, with a resulting decrease in dividends on, and the market price of our Common Shares. The risks set out below are not an exhaustive list, nor should be taken as a complete summary or description of all the risks associated with our business and the oil and natural gas business generally. As a result, the trading price of our Common Shares could decline, and you could lose all or part of your investment. Risks are also described under the headings "Risk Factors" in our AIF and "Business Risks" in the Annual MD&A.

Before deciding whether to invest in any Securities, investors should consider carefully the risks set out below and in any documents incorporated by reference in this Prospectus (including subsequently filed documents incorporated herein by reference) and those described in a Prospectus Supplement relating to a specific offering of Securities.

There may not be an active trading market in the United States and/or Canada for the Subscription Receipts and/or Other Convertible Securities.

There is no guarantee that an active trading market will be developed or sustained for any Subscription Receipts or Other Convertible Securities that may be issued under this Prospectus. This may affect the pricing of the Subscription Receipts and Other Convertible Securities in the secondary market, the transparency and availability of trading prices and the liquidity of the Subscription Receipts and Other Convertible Securities. If an active trading market for any Subscription Receipts or Other Convertible Securities does not develop, the trading liquidity of the relevant Securities will be limited and the market value of the relevant Securities may be reduced.

The trading price of our Common Shares is subject to substantial volatility often based on factors related and unrelated to our financial performance or prospects.

Factors unrelated to our performance could include macroeconomic developments nationally, within North America or globally, domestic and global commodity prices or current perceptions of the oil and gas market.

Similarly, the market price of our Common Shares could be subject to significant fluctuations in response to variations in our operating results, financial condition, liquidity and other internal factors. Factors that could affect the market price of our Common Shares that are unrelated to our performance include domestic and global commodity prices and market perceptions of the attractiveness of particular industries. The price at which our Common Shares will trade cannot be accurately predicted.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to an investor who is resident of Canada or who is a non-resident of Canada of acquiring, owning or disposing of any Securities offered thereunder, including to the extent applicable, whether the dividends relating to the Securities will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement will also describe certain United States federal income tax consequences of the ownership and disposition of any Securities offered thereunder by an initial investor who is a United States person (within the meaning of the United States Internal Revenue Code).

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to a series of Securities, certain legal matters relating to the offering of each series of the Securities will be passed upon for us by Burnet, Duckworth & Palmer LLP, Calgary, Alberta and certain United States legal matters, to the extent they are addressed in any Prospectus Supplement, will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law.

The partners and associates of Burnet, Duckworth & Palmer LLP beneficially own, directly or indirectly, less than 1% of our outstanding Common Shares.

INTEREST OF EXPERTS

Except as set forth below or in a Prospectus Supplement relating to an offering of Securities, there is no person or company who is named as having prepared or certified a report, valuation, statement or opinion in this Prospectus or an amendment to this Prospectus, either directly or in a document incorporated by reference herein, and whose profession or business gives authority to the report, valuation, statement or opinion made by the person or company (excluding the auditors of businesses acquired by us).

KPMG LLP are the auditors of the Corporation and have confirmed that they are independent with respect to the Corporation within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and also that they are independent accountants with respect to the Corporation under all relevant U.S. professional and regulatory standards.

Information relating to our reserves and resources in the Annual Information Form was calculated based on an evaluation of, and reports on, our crude oil and natural gas reserves conducted and prepared by GLJ Petroleum Consultants Ltd. ("GLJ"), independent qualified reserves evaluators. As of the date hereof, the directors and officers of GLJ, as a group, beneficially own, directly or indirectly, less than 1% of our outstanding Common Shares.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus is a part insofar as required by the SEC's Form F-10: (i) the documents listed under the heading "Documents Incorporated by Reference"; (ii) the consents of independent auditors, counsel and engineers; and (iii) powers of attorney pursuant to which the amendments to the registration statement may be signed.

 PART II

INFORMATION NOT REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 124 of the Business Corporations Act (Alberta) (the "ABCA") provides as follows:

        124(1) Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and the director's or officer's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of that corporation or body corporate, if

        (a) the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and

        (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director's or officer's conduct was lawful.

        (2) A corporation may with the approval of the Court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with the action if the person fulfils the conditions set out in subsection (1)(a) and (b).

        (3) Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defence of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

        (a) was substantially successful on the merits in the person's defence of the action or proceeding,

        (b) fulfils the conditions set out in subsection (1)(a) and (b), and

        (c) is fairly and reasonably entitled to indemnity.

        (3.1) A corporation may advance funds to a person in order to defray the costs, charges and expenses of a proceeding referred to in subsection (1) or (2), but if the person does not meet the conditions of subsection (3) he or she shall repay the funds advanced.

        (4) A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by the person

        (a) in the person's capacity as a director or officer of the corporation, except when the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the corporation, or

        (b) in the person's capacity as a director or officer of another body corporate if the person acts or acted in that capacity at the corporation's request, except when the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the body corporate.

        (5) A corporation or a person referred to in subsection (1) may apply to the Court for an order approving an indemnity under this section and the Court may so order and make any further order it thinks fit.

        (6) On an application under subsection (5), the Court may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.

        Article 5 of our By-Laws contain the following provisions with respect to the protection and indemnification of our directors and officers:

  5.1 Limitation of Liability

        No director or officer for the time being of Pengrowth shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to Pengrowth through the insufficiency or deficiency of title to any property acquired by Pengrowth or for or on behalf of Pengrowth or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to Pengrowth shall be placed or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or with which any moneys, securities or effects shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets of or belonging to Pengrowth or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his or her respective office or trust or in relation thereto unless the same shall happen by or through his or her failure to exercise the powers and to discharge the duties of his or her office honestly, in good faith and with a view to the best interests of Pengrowth and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

  5.2 Indemnity

        Pengrowth hereby indemnifies, to the maximum extent permitted under the Act, each director and officer and each former director and officer, and may indemnify a person who acts or acted at Pengrowth's request as a director or officer of a body corporate of which Pengrowth is or was a shareholder or creditor, and their heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of Pengrowth or such body corporate.

  5.3 Insurance

        Pengrowth may purchase and maintain insurance for the benefit of any person against any liability incurred by him or her:

        (a) in his or her capacity as a director or officer of Pengrowth, except where the liability relates to his or her failure to act honestly and in good faith with a view to the best interests of Pengrowth; or

        (b) in his or her capacity as a director or officer of another body corporate where he or she acts or acted in that capacity at Pengrowth's request, except where the liability relates to his or her failure to act honestly and in good faith with a view to the best interests of the body corporate.

        We have purchased insurance against potential claims against our directors or officers and against loss for which we may be required or permitted by law to indemnify such directors and officers.

        We have also entered into indemnity agreements with each of our directors and officers pursuant to which we have agreed to indemnify such persons in the manner contemplated by the ABCA.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

 FORM F-10

EXHIBITS OF PENGROWTH ENERGY CORPORATION

EXHIBIT NUMBER	DESCRIPTION
4.1	Unaudited consolidated financial statements for the three months ended March 31, 2015, together with the notes thereto (incorporated by reference to Exhibit 99.2 to our Report on Form 6-K filed with the SEC on May 7, 2015 (File No. 001-31253)).
4.2

Management's discussion and analysis of operating and financial results for the three months ended March 31, 2015 (incorporated by reference to Exhibit 99.3 to our Report on Form 6-K filed with the SEC on May 7, 2015 (File No. 001-31253)).

4.3

Annual Information Form for the year ended December 31, 2014, dated February 26, 2015 (incorporated by reference to Exhibit 99.1 to our Annual Report on Form 40-F for the fiscal year ended December 31, 2014 filed with the SEC on February 26, 2015 (File No. 001-31253)).

4.4

Audited consolidated financial statements as at December 31, 2014 and 2013 and for the years then ended, together with the notes thereto and the auditor's report thereon (incorporated by reference to Exhibit 99.3 to our Annual Report on Form 40-F for the fiscal year ended December 31, 2014 filed with the SEC on February 26, 2015 (File No. 001-31253)).

4.5

Management's discussion and analysis of operating and financial results for the year ended December 31, 2014 (incorporated by reference to Exhibit 99.2 to our Annual Report on Form 40-F for the fiscal year ended December 31, 2014 filed with the SEC on February 26, 2015 (File No. 001-31253)).

4.6

Information Circular and Proxy Statement dated April 30, 2014 relating to the annual meeting of shareholders held on June 24, 2014 (incorporated by reference to Exhibit 99.1 to our Report on Form 6-K filed with the SEC on May 21, 2014 (File No. 001-31253)).

4.7

Supplemental Unaudited Disclosures about Oil and Gas Producing Activities (incorporated by reference to Exhibit 99.4 to our Annual Report on Form 40-F for the fiscal year ended December 31, 2014 filed with the SEC on February 26, 2015 (File No. 001-31253)).

5.1	Consent of Burnet, Duckworth & Palmer LLP, legal counsel.
5.2	Consent of KMPG LLP, independent registered chartered accountants.
5.3	Consent of GLJ Petroleum Consultants Ltd.
6.1	Powers of Attorney (included on the signature page of this Registration Statement).

 PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process

        A written Appointment of Agent for Service of Process and Undertaking on Form F-X for the Registrant and its agent for service of process is being filed concurrently herewith.

        Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement on Form F-10.

III-1

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on May 12, 2015.

Pengrowth Energy Corporation
By:	/s/ DEREK W. EVANS Name: Derek W. Evans Title: President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Derek W. Evans and Christopher G. Webster and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Capacity	Date

/s/ DEREK W. EVANS Derek W. Evans	President, Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2015
/s/ CHRISTOPHER G. WEBSTER Christopher G. Webster	Chief Financial Officer (Principal Financial & Accounting Officer)	May 12, 2015
/s/ JOHN B. ZAOZIRNY Q.C. John B. Zaozirny Q.C.	Chairman	May 12, 2015
/s/ MARGARET BYL Margaret Byl	Director	May 12, 2015
/s/ WAYNE K. FOO Wayne K. Foo	Director	May 12, 2015

III-2

Signature	Capacity	Date

/s/ KELVIN B. JOHNSTON Kelvin B. Johnston	Director	May 12, 2015
/s/ JAMES D. MCFARLAND James D. McFarland	Director	May 12, 2015
/s/ MICHAEL S. PARRETT Michael S. Parrett	Director	May 12, 2015
/s/ A. TERENCE POOLE A. Terence Poole	Director	May 12, 2015
Jamie C. Sokalsky	Director
/s/ BARRY D. STEWART Barry D. Stewart	Director	May 12, 2015
/s/ D. MICHAEL G. STEWART D. Michael G. Stewart	Director	May 12, 2015

III-3

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on May 12, 2015.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI Name: Donald J. Puglisi Title: Managing Director

III-4

 INDEX OF EXHIBITS OF PENGROWTH ENERGY CORPORATION
to
FORM F-10

EXHIBIT NUMBER	DESCRIPTION
4.1	Unaudited consolidated financial statements for the three months ended March 31, 2015, together with the notes thereto (incorporated by reference to Exhibit 99.2 to our Report on Form 6-K filed with the SEC on May 7, 2015 (File No. 001-31253)).
4.2

Management's discussion and analysis of operating and financial results for the three months ended March 31, 2015 (incorporated by reference to Exhibit 99.3 to our Report on Form 6-K filed with the SEC on May 7, 2015 (File No. 001-31253)).

4.3

Annual Information Form for the year ended December 31, 2014, dated February 26, 2015 (incorporated by reference to Exhibit 99.1 to our Annual Report on Form 40-F for the fiscal year ended December 31, 2014 filed with the SEC on February 26, 2015 (File No. 001-31253)).

4.4

Audited consolidated financial statements as at December 31, 2014 and 2013 and for the years then ended, together with the notes thereto and the auditor's report thereon (incorporated by reference to Exhibit 99.3 to our Annual Report on Form 40-F for the fiscal year ended December 31, 2014 filed with the SEC on February 26, 2015 (File No. 001-31253)).

4.5

Management's discussion and analysis of operating and financial results for the year ended December 31, 2014 (incorporated by reference to Exhibit 99.2 to our Annual Report on Form 40-F for the fiscal year ended December 31, 2014 filed with the SEC on February 26, 2015 (File No. 001-31253)).

4.6

Information Circular and Proxy Statement dated April 30, 2014 relating to the annual meeting of shareholders held on June 24, 2014 (incorporated by reference to Exhibit 99.1 to our Report on Form 6-K filed with the SEC on May 21, 2014 (File No. 001-31253)).

4.7

Supplemental Unaudited Disclosures about Oil and Gas Producing Activities (incorporated by reference to Exhibit 99.4 to our Annual Report on Form 40-F for the fiscal year ended December 31, 2014 filed with the SEC on February 26, 2015 (File No. 001-31253)).

5.1	Consent of Burnet, Duckworth & Palmer LLP, legal counsel.
5.2	Consent of KMPG LLP, independent registered chartered accountants.
5.3	Consent of GLJ Petroleum Consultants Ltd.
6.1	Powers of Attorney (included on the signature page of this Registration Statement).

III-5

QuickLinks

PART I INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

DEFINITIONS AND OTHER MATTERS
DOCUMENTS INCORPORATED BY REFERENCE
FORWARD-LOOKING STATEMENTS
ADDITIONAL INFORMATION
ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS OR COMPANIES
NON-GAAP MEASUREMENTS
PRESENTATION OF FINANCIAL AND OIL AND GAS RESERVES AND PRODUCTION INFORMATION
PENGROWTH ENERGY CORPORATION
RECENT DEVELOPMENTS
USE OF PROCEEDS
PLAN OF DISTRIBUTION
DESCRIPTION OF COMMON SHARES
DESCRIPTION OF SUBSCRIPTION RECEIPTS AND OTHER CONVERTIBLE SECURITIES
OTHER MATTERS RELATING TO THE SECURITIES
PRIOR SALES
PRICE RANGE AND TRADING VOLUME OF THE SECURITIES
RISK FACTORS
CERTAIN INCOME TAX CONSIDERATIONS
LEGAL MATTERS
INTEREST OF EXPERTS
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
PART II INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
FORM F-10 EXHIBITS OF PENGROWTH ENERGY CORPORATION
PART III UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
  Item 1. Undertaking
  Item 2. Consent to Service of Process
SIGNATURES
POWER OF ATTORNEY
AUTHORIZED REPRESENTATIVE
INDEX OF EXHIBITS OF PENGROWTH ENERGY CORPORATION to FORM F-10